AGREEMENT TO SUBLEASE

         This agreement is made on August 31st, 1999 by and between JAMES S. LOBEL & DIANE HARVEY of Broward County, Florida, (referred to as the "Landlord"), GALLASPY & LOBEL, INC. d/b/a G& L Group, and HARVEY STUDIOS, INC., both Florida Corporations located at 6801 N. Powerline Road, Fort Lauderdale, FL 33309 (collectively referred to as the "sublessor") and QUIKBIZ INTERNET GROUP, INC., a Nevada corporation (referred to as the "sublessee")

                                    RECITALS
The parties recite and declare:

     A. Sublessor entered into a Business lease agreement (referred herein as the Master Agreement) dated February 1st, 1998, with the Landlord for certain real estate located at 6801 N. Powerline Road, Fort Lauderdale, FL 33309; a copy of the Master Agreement is attached to and made part of this sublease agreement as Exhibit "A".
     B. Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor the property located at 6801 N. Powerline Road, Fort Lauderdale, FL 33309. (referred to in this agreement as the "premises").
     C. All parties agree to those certain modifications of the Master Agreement contained on Exhibit "B".

IN CONSIDERATION OF THE ABOVE RECITALS, the terms and covenants of this sublease agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                  Page 1 of 7
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                                   SECTION ONE
                                      GRANT
Sublessor subleases the premises to sublessee subject to the terms and conditions of this agreement.
                                   SECTION TWO
                        PROVISIONS CONSTITUTING SUBLEASE

     A. This sublease agreement is subject to all of the terms and conditions of the Master Agreement, except as set forth herein (A copy of the Master Agreement is attached hereto and labeled Exhibit "A").
     B. Sublessee shall assume and perform all monetary and nonmonetary obligations of the sublessor, as lessee in the Master Agreement; to the extent the terms and conditions are applicable to the premises, and to pay rent as set forth in Section Four of this sublease agreement. Sublessee specifically acknowledges that the Master Agreement is a triple net lease and therefore the monetary obligations it is assuming include, but are not limited to, the following, all property taxes on the premises, applicable insurance, sales tax, utilities, assessments and maintenance of the premises. Sublessee acknowledges it has reviewed the terms of the Master Agreement and agrees to pay these monetary obligations.
     C. Neither sublessor nor sublessee shall commit or permit to be committed on the premises any act or omission that shall violate any term or condition of the Master Agreement or breach the terms of the Master Agreement or cause the Master Agreement to be terminated.

                                  SECTION THREE
                               TERM AND POSSESSION

     A. The term of this sublease shall commence on September 1st, 1999 and shall terminate on August 31st, ------------------- -------------
          2004, subject to any rights of renewal of the sublessee. ----

     B. Sublessee shall be given exclusive possession of the premises within 1 day(s) after the execution of this sublease agreement, subject to Power Partners, Inc. month-to-month tenancy.

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                                  SECTION FOUR
                                      RENT

     A. Sublessee shall pay to the Landlord the rent due under the Master Agreement (in lawful money of the United States) in advance on the 1st day of each calendar month during the term of this sublease agreement.
     B. The parties hereto acknowledge that, POWER PARTNERS, INC. currently occupies a fixed portion of the demised premises and shall continue to occupy said fixed portion for an as yet undetermined amount of time. In the event POWER PARTNERS, INC., vacates the premises, then the sublessee agrees to pay an additional rental amount of $1200.00 per month for the sole use of that portion of the premises. Notwithstanding the foregoing, the sublessee shall have the option of not occupying this portion for a period of three months following POWERNET PARTNERS, INC. vacating of the same, and the $1200.00 per month will be abated during that period. In the event, the sublessee does choose to occupy POWERNET PARTNERS, INC.'S portion of the premises within the 3 month time period, then it will be required to pay the aforesaid rent.


                                  Page 3 of 7
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                                  SECTION FIVE
                                     OPTIONS

     A. The Sublessee is given the option to extend the term on all the provisions contained in this sublease agreement, except for minimum monthly rent, for a 3 year period following the expiration of the initial term by giving notice of intent to exercise the option to the Landlord at least 3 months, but not more than 1 year before the expiration of the term. If the sublessee is in material default under the terms of this sublease agreement or the Asset Purchase Agreement dated August 20th, 1999, on the date of giving the option notice, the option notice shall be ineffective. If the sublessee is in default on the date the extended term is to begin, the extended term shall not begin, and this lease shall expire at the end of the initial term. The rental rate for the option terms shall be equal to the fair rental value of property as determined by appraisal of similar situated properties. This appraisal shall be accomplished in the following manner:
          1.   The sublessee and the Landlord shall each appoint one appraiser.
          2. The appraisal shall be made within 45 days prior to the end of the original term of this agreement. In the event that such appraisers are unable to agree on the appraised fair market rental value of the property, then they shall appoint a third appraiser and the agreement of any two of the above-mentioned three appraisers shall be binding on all parties. The parties are to bear the costs of their own appraisers and shall split the cost of the third appraiser, if needed. . SECTION SIX USE The premises shall be used for general office use and for no other purpose without the prior express and written consent of the Landlord.

                                  SECTION SIX
                                      USE

The premises shall be used for general office use and for no other purpose without the prior express and written consent of the Landlord.

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                                  SECTION SEVEN
                            CONDITION OF THE PREMISES

                  Sublessee accepts the premises in its condition as of the date of execution of this agreement, and shall deliver them to sublessor and Landlord in the same condition, normal wear and tear excepted, at the expiration of this sublease agreement.

                                  SECTION EIGHT
                                 INDEMNIFICATION

          A. Sublessee agrees to defend, indemnify, and hold sublessor and Landlord harmless from and against any and all claims arising or alleged to arise as a result of the negligent or wrongful occupancy or use of the premises, including common area and other areas appurtenant to the premises, by sublessee, its employees, agents, contractors, or subcontractors.
          B. Sublessor and Landlord agree to defend, indemnify, and hold sublessee harmless from and against any and all claims arising or alleged to arise from any act or omission of the Landlord and sublessor, their employees, agents, contractors, or subcontractors.

                                  SECTION NINE
                          EFFECT OF PARTIAL INVALIDITY

         The invalidity of any part of this sublease agreement will not and shall not be deemed to affect the validity of any other part. In the event that any provisions of this sublease agreement are held invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provisions.
                                   SECTION TEN
                               PARAGRAPH HEADINGS
         The titles to the paragraphs of this sublease agreement are solely for the convenience of the parties and shall not be used to explain, modify, or simplify, or aid in the interpretation of the provisions herein.

                                     5 of 7

                                 SECTION ELEVEN
                                     NOTICES

          A. All notices, demands, or other writings in this sublease agreement shall be sent in writing via United States Mail, registered and postage prepaid, and addressed as follows:

              TO SUBLESSOR:
              GALLASPY & LOBEL, INC.                  with copies furnished to:
              C/O Jim Lobel                           JOHN E. AURELIUS
              6801 N. Powerline Road                  4367 N. FEDERAL HIGHWAY
              Fort Lauderdale, FL 33309               FT. LAUDERDALE, FL 33308

              TO SUBLESSEE:
              QUIKBIZ INTERNET GROUP, INC.            with copies furnished to:
              C/O Dave Bawarsky                       RUSSEL KAPLAN
              6801 N. Powerline Road                  750 SE 3RD AVENUE, #100
              Fort Lauderdale, FL 33309               Fort Lauderdale, FL 33316


              TO LANDLORD:
              JAMES LOBEL AND DIANE HARVEY
              6801 N. POWERLINE ROAD
              FORT LAUDERDALE, FL 33309

                                 SECTION TWELVE
                            INSOLVENCY OR BANKRUPTCY

              If sublessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee, or other liquidating officer is appointed for the business of sublessee, then the sublessor and Landlord may terminate this agreement at their option.

                                SECTION THIRTEEN
                                 ADVERTISEMENTS

              All signs or symbol placed in the windows or doors of the demised premises, or any exterior part of the building by sublessee shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld.

                                SECTION FOURTEEN
                               CONSENT OF LANDLORD

                  The Landlord hereby consents to this sublease agreement,
              including all the terms and conditions contained herein and the modifications to the Master Agreement contained in Exhibit "B" attached hereto.

                                 SECTION FIFTEEN
                                  CROSS DEFAULT

                  A material breach of the Asset Purchase Agreement or documents executed in connection therewith, shall constitute a material breach of this Agreement to sublease.

                                 SECTION SIXTEEN
                              ASSIGMENT OF SUBLEASE

                  Sublessee may assign or sublease all or part of this sublease, subject to the Landlord's prior approval, which shall not be unreasonably withheld.

              In witness, each party to this agreement has caused it to be executed at Ft. Lauderdale 8/31/99 on the date first written above.

                                                     LANDLORD:
            /s/ Ross Kaplan                         /s/ James S. Lobel 8/31/99
            __________________________________      __________________________
            Printed Name: Ross Kaplan               JAMES LOBEL      (DATED)

            /s/ Eric J. Arelius                     /s/ Diane C. Harvey  8/31/99
            __________________________________      __________________________
            Printed Name:  Eric J. Arelius          DIANE HARVEY    (DATED)

                                                    SUBLESSOR (TENANT):
            /s/ Rose Kaplan                            /s/ James Lobel 8/31/99
            __________________________________      By:________________________
            Printed Name: Ross Kaplan               JAMES LOBEL, as President
                                                    of Gallaspy and Lobel, Inc.
                                                    d/b/a G&L Group      (DATED)
            /s/ Ross Kaplan                             /s/ Diane Harvey 8/31/99
            __________________________________      By:________________________
            Printed Name:_____________________      DIANE HARVEY, as President
                                                    of Harvey Studios, Inc.
                                                    d/b/a G&L Group      (DATED)

                                                    SUBLESSEE
            Ross Kaplan                              /s/ David Bawarsky, CEO
                                                                        8/31/99
            __________________________________       By:_______________________
            Printed Name:Ross Kaplan                 DAVE BAWARSKY, CEO QUIKBIZ
                                                     INTERNET GROUP, INC.(DATED)

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